UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2009

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 10, 2009, EXCO Resources, Inc. (“EXCO”) closed the sale of all of its remaining Mid-Continent oil and natural gas assets to Sheridan Holding Company I, LLC (“Sheridan”) pursuant to that certain Purchase and Sale Agreement, dated September 30, 2009, by and between EXCO and Sheridan (the “Sheridan Transaction”). The Sheridan Transaction was effective as of October 1, 2009. Total proceeds received at the closing were $530.2 million, subject to customary post-closing adjustments. The proceeds from the Sheridan Transaction were used to repay a portion of EXCO`s revolving credit facility.

Item 7.01.	Regulation FD Disclosure.

On November 10, 2009, EXCO issued a press release, a copy of which is furnished as Exhibit 99.1, announcing the closing of the Sheridan Transaction.

In accordance with general instruction B.2 to Form 8-K, such information is being “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any other filing under the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The unaudited pro forma financial information of EXCO Resources, Inc. with respect to the Sheridan Transaction as of September 30, 2009 and the nine months then ended and for the year ended December 31, 2008 are included as Exhibit 99.2 hereto.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated November 10, 2009.

99.2	Unaudited pro forma financial information of EXCO Resources, Inc. as of September 30, 2009 and the nine months then ended and for the year ended December 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Dated: November 16, 2009	By:	/S/ J. DOUGLAS RAMSEY, PH.D.
	Name:	J. Douglas Ramsey, Ph.D.
	Title:	Vice President - Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 10, 2009.

99.2	Unaudited pro forma financial information of EXCO Resources, Inc. as of September 30, 2009 and the nine months then ended and for the year ended December 31, 2008.

4